UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 25, 2013
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 25, 2013, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced the nationwide availability of QIAGEN’s therascreen® KRAS RGQ PCR Kit, a new FDA-approved companion diagnostic for certain colorectal cancer patients.

The therascreen KRAS test is the only FDA-approved companion diagnostic for use with ERBITUX® (cetuximab), for patients with KRAS mutation-negative (wild type) epidermal growth factor receptor (EGFR)-expressing metastatic colorectal cancer. The test is available through LabCorp under the name KRAS Gene Mutation Analysis, Colorectal Cancer (CRC).
By using the therascreen KRAS test, physicians can identify patients who would benefit from treatment with ERBITUX. An estimated 110,000 people develop advanced colorectal cancer in the United States each year, and a majority of them will be KRAS-mutation negative (wild-type) and eligible for ERBITUX therapy.

“The availability of this FDA-approved companion diagnostic for clinicians treating colorectal cancer is an important advance in personalized medicine," stated Dr. Mark Brecher, LabCorp's Chief Medical Officer. “LabCorp continues to introduce new laboratory tests that use genetic information to give healthcare providers diagnostically significant information to assist them in providing their patients the most appropriate therapy.”
Exhibits

99.1	Press Release dated October 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

October 25, 2013